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Delaware Investments(SM)
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A member of Lincoln Financial Group(R)

                                                              2005 Market Street
                                                     Philadelphia, PA 19103-7094


As of May 20, 2003


VIA UPS OVERNIGHT
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JPMorgan Chase Bank
4 Chase MetroTech Center
Brooklyn, New York 11245

Attention:  Global Custody Division


  Re: Global Custody Agreement, Effective May 1, 1996, as amended July 1, 2001 between JPMorgan Chase Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A and Appendix A, respectively, attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware VIP Trust for the benefit of the Delaware VIP Diversified Income Series (the "Series") hereby confirms and ratifies the appointment of JPMorgan Chase Bank to provide custodial services for the Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A and Appendix A, respectively, to the Agreement. Kindly acknowledge your agreement to provide such services and to add the Series to Schedule A and Appendix A, respectively, to the Agreement by signing in the space provided below.


                            DELAWARE VIP TRUST
                            on behalf of Delaware VIP Diversified Income Series


                            By:      David K. Downes
                                     -----------------------------------
                                     David K. Downes
                            Its:     President/Chief Executive Officer/
                                     Chief Financial Officer


AGREED:

JPMORGAN CHASE BANK


By:      Rosemary M. Stidmon
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         Rosemary M. Stidmon
Its:     Vice President